EXHIBIT 99.1

NEWS RELEASE

For Immediate Release	Contacts: Howard Kaminsky, Chief Financial Officer (818) 949-5300 ext. 5728 Leigh Parrish, Financial Dynamics (212) 850-5651 Rachel Albert, Financial Dynamics (212) 850-5706

SPORT CHALET REPORTS FIRST QUARTER RESULTS

•	Sales for the first quarter increased 17% to $84.4 million
•	Net income for the first quarter increased 36.2% to $530,000

Los Angeles, California, August 2, 2006 - Sport Chalet, Inc. (Nasdaq: SPCHA, SPCHB) today announced the results for its first quarter ended July 2, 2006. Beginning this quarter, the Company changed its fiscal period so each quarter now ends on a Sunday.

First Quarter Results

Sales increased $12.3 million, or 17.0%, to $84.4 million for the quarter ended July 2, 2006 from $72.1 million for quarter ended June 30, 2005. Five new stores contributed $6.9 million in sales on a same day basis. Same store sales on a same day basis increased 3.3%. The same store sales increase was due to unusually late snowfall in local resorts which drove demand for winter related items early in the quarter followed by unusually warm weather which drove summer merchandise sales late in the quarter. Sales for the quarter also benefited by $2.6 million from two additional days as a result of the Company’s calendar change.

Gross profit as a percent of sales decreased 20 basis points to 29.3% from 29.5% in the first quarter of last year. The slight decrease was primarily due to additional markdowns taken to stimulate sales of slow moving merchandise in select departments. Selling, general and administrative expenses as a percent of sales improved by 40 basis points to 28.2% from 28.6% last year. The decrease was a result of increased savings from workers’ compensation insurance as well as higher litigation reserves from the first quarter of last year which were not repeated this year.

Net income increased 36.2% to $530,000, or $0.04 per diluted share, compared to $389,000, or $0.03 per diluted share, for the first quarter last year.

Craig Levra, Chairman and CEO, stated, “We are pleased with our results in the first quarter as well as our ability to continue to make progress on long-term growth initiatives. Though we were faced with unusual weather conditions during the quarter, our strong merchandise mix and “expert” customer service helped drive our sales for the quarter and we were able to increase our comparable store sales by a solid 3.3%. We continued to execute on our store expansion initiative with the opening of our 41st store in Thousand Oaks, California. Additionally our safety program, which continues to be a focus for us, demonstrated its effectiveness during the quarter, creating savings in our workers’ compensation expense. Overall we look to continue to make progress on our long-term initiatives in the balance of the year.”

Conference Call and Webcast
Sport Chalet will host a conference call and audio webcast today at 2:00 p.m. (Pacific) to discuss the financial results for the first quarter. The conference call can be accessed by dialing 888-668-3195 (domestic), or 706-634-4840 (international) or via audio webcast at: www.earnings.com. A replay will be available through August 16, 2006 by dialing 800-642-1687 (domestic) or 706-645-9291 (international) (conference ID 3268685) and an archive of the webcast will be available for 90 days following the conclusion of the conference call.

About Sport Chalet, Inc.
Sport Chalet, founded in 1959 by Norbert Olberz, is a leading operator of full service specialty sporting goods stores in California, Nevada and Arizona. The Company offers over 40 services for the serious sports enthusiast, including backpacking, canyoneering, and kayaking instruction, custom golf club fitting and repair, snowboard and ski rental and repair, SCUBA training and certification, SCUBA boat charters, team sales, racquet stringing, and bicycle tune-up and repair throughout its 41 locations. The address for Sport Chalet’s web site is www.sportchalet.com.

Disclosure Regarding Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the sporting goods industry in general and in the Company’s specific market areas, inflation, the challenge of implementing the Company’s expansion plans and maintaining its competitive position, changes in costs of goods and services, the weather and economic conditions in general and in specific market areas. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.

SPORT CHALET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Quarter ended
	July 2, 2006	June 30, 2005

Net sales	$84,418,339	$72,192,395
Cost of goods sold, buying and
occupancy costs	59,669,496	50,888,759
Gross profit	24,748,843	21,303,636

Selling, general and administrative
expenses	23,828,887	20,648,405
Income from operations	919,956	655,231

Interest expense	38,520	1,887
Income before taxes	881,436	653,344

Income tax provision	351,025	264,000
Net income	$530,411	$389,344

Earnings per share:
Basic	$0.04	$0.03
Diluted	$0.04	$0.03

Weighted average number of
common shares outstanding:
Basic	13,773,398	13,372,736
Diluted	14,191,130	14,096,310

SPORT CHALET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 2,	March 31,
	2006	2006
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$2,124,770	$2,563,930
Accounts receivable, less allowance of $149,000
at July 2, 2006 and $130,000 at March 31, 2006	4,701,402	2,479,386
Merchandise inventories	75,686,126	67,777,059
Prepaid expenses and other current assets	3,838,782	3,857,570
Refundable income taxes	1,462,785	-
Deferred income taxes	2,454,177	3,920,192
Total current assets	90,268,042	80,598,137
Fixed assets, net	50,700,600	48,365,653
Deferred income taxes	3,746,191	3,274,015
Total assets	$144,714,833	$132,237,805

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$30,114,222	$16,467,120
Salaries and wages payable	3,871,094	5,473,610
Income taxes payable	-	302,274
Other accrued expenses	13,652,347	14,909,439
Total current liabilities	47,637,663	37,152,443

Deferred rent	18,749,529	17,616,994
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value:
Authorized shares - 2,000,000
Issued and outstanding shares – none	-	-
Class A Common Stock, $.01 par value:
Authorized shares - 46,000,000
Issued and outstanding shares – 12,057,782
at July 2, 2006 and 11,927,146
at March 31, 2006	120,578	119,271
Class B Common Stock, $.01 par value:
Authorized shares - 2,000,000
Issued and outstanding shares – 1,715,616
at July 2, 2006 and 1,703,909
at March 31, 2006	17,156	17,039
Additional paid-in capital	31,662,762	31,335,324
Retained earnings	46,527,145	45,996,734
Total stockholders’ equity	78,327,641	77,468,368
Total liabilities and stockholders’ equity	$144,714,833	$132,237,805

SPORT CHALET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Quarter ended
	July 2, 2006	June 30, 2005
Operating activities
Net income	$530,411	$389,344
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	2,522,826	2,193,861
Loss on disposal of fixed assets	116,910	188,806
Deferred income taxes	993,839	77,193
Stock option expense	45,000	-
Changes in operating assets and liabilities:
Accounts receivable	(2,222,016)	(421,664)
Merchandise inventories	(7,909,067)	(6,640,467)
Prepaid expenses and other current assets	18,788	(109,311)
Accounts payable	13,647,102	9,157,170
Salaries and wages payable	(1,602,516)	(629,487)
Income taxes refundable/payable	(1,765,059)	(828,859)
Other accrued expenses	(1,257,092)	498,911
Deferred rent	1,132,535	(199,768)
Net cash provided by operating activities	4,251,661	3,675,729

Investing activities
Purchase of fixed assets	(4,974,732)	(3,178,204)
Proceeds from sale of assets	50	-
Other assets	-	76,960
Net cash used in investing activities	(4,974,682)	(3,101,244)

Financing activities
Proceeds from bank borrowing	5,778,063	-
Repayments of bank borrowing	(5,778,063)	-
Proceeds from exercise of stock options	351,880	-
Excess tax benefits associated with share based compensation	822,245	15,665
Optionee withholding taxes from exercise of stock options	(890,264)	-
Net cash used by financing activities	283,861	15,665

Increase (decrease) in cash and cash equivalents	(439,160)	590,150
Cash and cash equivalents at beginning of period	2,563,930	6,176,689
Cash and cash equivalents at end of period	$2,124,770	$6,766,839

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Income taxes	$250,000	$1,000,000
Interest	19,534	41,587